Exhibit 7.2

DATED AS OF OCTOBER 8, 1993

NOVA SCOTIA POWER INC.

and

MONTREAL TRUST COMPANY OF CANADA

TRUST INDENTURE

PROVIDING FOR THE ISSUE OF MEDIUM TERM NOTES

TRUST INDENTURE

PROVIDING FOR THE ISSUE OF MEDIUM TERM NOTES

	ARTICLE FOUR PURCHASE FOR CANCELLATION AND REDEMPTION
4.1	Purchase	11
4.2	Redemption	11
4.3	Partial Redemption and Selection for Redemption	11
4.4	Notice of Redemption	11
4.5	Payment of Redemption Price	11
4.6	Redemption Procedure	12
4.7	Cancellation of Notes	12

	ARTICLE FIVE COVENANTS OF NSPI
5.1	Payment of Principal, Premium and Interest	12
5.2	Office for Notices, Payments and Registration of Transfer, Etc.	13
5.3	Appointments to Fill Vacancies in Trustee’s Office	13
5.4	Covenant to Carry on Business	13
5.5	Payment of Taxes, Etc.	13
5.6	Trustee’s Remuneration and Expenses	13
5.7	Not to Accumulate Interest	14
5.8	Financial Statements	14
5.9	Performance of Covenants by Trustee	14
5.10	Annual Certificate of Compliance	14
5.11	Covenants for Notes	14

	ARTICLE SIX DEFAULT AND ENFORCEMENT
6.1	Events of Default	16
6.2	Acceleration on Default	17
6.3	Waiver of Default	17
6.4	Proceedings by the Trustee	18
6.5	Suits by Noteholders	18
6.6	Application of Monies Received by Trustee	18
6.7	Distribution of Proceeds	19
6.8	Immunity of Shareholders, Etc.	19
6.9	Trustee Appointed Attorney	19
6.10	Remedies Cumulative	19
6.11	Judgment Against NSPI	19

	ARTICLE SEVEN SATISFACTION AND DISCHARGE
7.1	Cancellation	20
7.2	Non-Presentation of Notes	20
7.3	Paying Agent to Repay Monies Held	20
7.4	Repayment of Unclaimed Monies to NSPI	20
7.5	Release from Covenants	20

	ARTICLE EIGHT SUCCESSOR CORPORATION
8.1	General Provisions	21
8.2	Status of Successor Corporation	21

	ARTICLE NINE MEETINGS OF NOTEHOLDERS
9.1	Right to Convene Meeting	22
9.2	Notice	22
9.3	Chairman	22
9.4	Quorum	22
9.5	Power to Adjourn	22
9.6	Show of Hands	22
9.7	Poll	22
9.8	Voting	23
9.9	Regulations	23
9.10	NSPI and Trustee may be Represented	23
9.11	Powers Exercisable by Extraordinary Resolution	23
9.12	Powers Cumulative	25
9.13	Meaning of “Extraordinary Resolution”	25
9.14	Minutes	25
9.15	Instruments in Writing	25
9.16	Binding Effect of Resolutions	26
9.17	Serial Meetings	26

	ARTICLE TEN SUPPLEMENTAL INDENTURES
10.1	Execution of Supplemental Indentures	27
10.2	Correction of Errors	27

	ARTICLE ELEVEN CONCERNING THE TRUSTEE
11.1	Trust Indenture Legislation	28
11.2	Rights and Duties of Trustee	28
11.3	Evidence, Experts and Advisers	28
11.4	Documents, Monies, Etc., Held by Trustee	29
11.5	Notices of Events of Default	29
11.6	Action by Trustee to Protect Interests	29
11.7	Trustee not Required to Give Security	29
11.8	Protection of Trustee	29
11.9	Replacement of Trustee	30
11.10	Conflict of Interest	30
11.11	Acceptance of Trust	30

	ARTICLE TWELVE NOTICES
12.1	Notice to NSPI	30
12.2	Notice to Noteholders	31
12.3	Notice to Trustee	31
12.4	Mail Service Interruption	31

	ARTICLE THIRTEEN EXECUTION
13.1	Counterparts and Formal Date	32

THIS Indenture made as of October 8, 1993.

BETWEEN:

NOVA SCOTIA POWER INC., incorporated under the laws of Nova Scotia and having its head office in the City of Halifax, in the Province of Nova Scotia,

(hereinafter called “NSPI”)
OF THE FIRST PART

MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and having an office in the City of Halifax, Province of Nova Scotia,

(hereinafter called the “Trustee”)
OF THE SECOND PART

WHEREAS NSPI deems it necessary to borrow money for its corporate purposes and with a view to so doing desires to create and issue its Notes to be constituted in the manner hereinafter appearing and to be issued in one or more series from time to time;

AND WHEREAS NSPI, under the laws relating thereto, is duly authorized to create and issue the Notes to be issued as herein provided;

AND WHEREAS all things necessary have been done and performed to make the Notes when certified by the Trustee and issued as in this Indenture provided valid, binding and legal obligations of NSPI with the benefits and subject to the terms of this Indenture;

AND WHEREAS the Trustee has full power and authority to execute this Indenture and to accept and execute the trusts herein imposed upon it;

NOW THEREFORE this indenture witnesses and it is hereby agreed and declared as follows:

ARTICLE 1

INTERPRETATION

Section 1.1. Definitions. In this Trust Indenture, unless there is something in the subject matter or context inconsistent therewith:

“Affiliate” means:

(i) a Subsidiary of NSPI;

(ii) a person in respect of which NSPI is a Subsidiary; and

(iii) any Subsidiary, other than NSPI, of the person referred to in (ii),

provided that, for the purpose of (ii) and (iii), the reference to NSPI in the definition of “Subsidiary” shall be read as a reference to the person referred to in (ii) or (iii), as the case may be;

“Authorized Officer” means any individual who holds one or more of the offices of Chairman of the Board, President, Vice-President, Treasurer, Secretary or Assistant Secretary, in each case of NSPI;

“Board Resolution” means a copy of a resolution certified by the Secretary or Assistant Secretary of NSPI to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification;

“Business Day” means with respect to any Note, any day that is not, at the place of payment for that Note, a Saturday, Sunday or day on which financial institutions at the place of payment are authorized or obligated by law to close;

“Canada Yield Price” means, in effect, a price equal to the price of the Notes calculated to provide a yield to maturity equal to the Government of Canada Yield (as defined below), calculated on the business day preceding the date of the resolution of the Board of Directors of NSPI authorizing the redemption, plus 0.25%;

“Canadian Dollars” or “$” means coin or currency of Canada which at the time of payment is legal tender in Canada;

“Certificate of NSPI” means a written certificate signed in the name of NSPI by the chairman, the president or a vice-president and by the secretary, the treasurer, or the assistant secretary of NSPI, or by any one of the aforementioned persons and a director, or by any two of the directors, and may consist of one or more instruments so executed;

“Conversion Event” means

(i) the unavailability of a Currency other than the Canadian dollar due to the imposition of exchange controls or other circumstances beyond the control of NSPI; or

(ii) the cessation of use of a Currency other than the Canadian dollar by the government of the country which issued such Currency or by a central bank or other public institution of or within the international banking community for the settlement of transactions; and

(iii) the cessation of the use of any other currency unit or composite currency for the purposes for which it was established;

“Counsel” means a barrister and solicitor or firm of barristers and solicitors or other lawyers in an appropriate jurisdiction retained or employed by NSPI and acceptable to the Trustee (such acceptance not to be unreasonably withheld);

“Currency” means any currency or currencies, composite currency or currency units, issued by the government of one or more countries or by any recognized confederation or association of such governments;

“Current Debt” means all Debt other than Funded Debt;

“Days” means calendar days;

“Debt” means all indebtedness issued, assumed or guaranteed for borrowed money or for the deferred purchase price of property;

“Depository” means with respect to any Note issuable or issued in the form of one or more Global Notes, the Person designated as the depository for such Notes by NSPI, in or pursuant to this Indenture and includes any successor to such Person;

“Director” or “Directors” or “Board of Directors” means either the board of Directors of NSPI or any duly authorized committee of that Board or any designated Officers of NSPI acting pursuant to authority granted by the Board of Directors or NSPI or any committee of such Board;

“Event of Default” has the meaning attributed to it in Section 6.1;

“Extraordinary Resolution” has the meaning attributed to it in Section 9.13;

“Funded Debt” means all Debt maturing by the terms thereof on, or extendible or renewable at the option of the obligor to, a date more than 24 months after the date of original issue, assumption or guarantee thereof;

“Global Notes” means Notes issued in permanent global form;

“Government of Canada Yield” on any date means, in effect, the yield to maturity on such date, compounded semi-annually, which an assumed new issue of non-callable Government of Canada bonds, denominated in Canadian dollars and with a term to maturity equal to the remaining term to maturity of the Notes, would carry if issued in Canada on such date at 100% of its principal amount;

“Market Exchange Rate” means, in respect to a Note denominated in a Currency other than Canadian dollars, the noon buying rate at the Bank of Canada for cable transfers of such Currency;

“Nominee” means a nominee of the Depository;

“Notes” means the Notes of NSPI issued and certified hereunder and for the time being outstanding; “fully registered Notes” means Notes which are registered as to principal and interest as hereinafter provided;

“Noteholders” or “Holders” means the several persons for the time being entered in the registers hereinafter mentioned as holders thereof;

“Noteholders’ Request” means an instrument signed in one or more counterparts by the holder or holders of not less than 25% in principal amount of the Notes outstanding for the time being, requesting the Trustee to take some action or proceeding specified therein;

“NSPI” means Nova Scotia Power Inc. and every successor company which shall have complied with the provisions of Article 8;

“NSPI’s Auditors” means the auditors of NSPI at the date hereof, or any other independent firm of accountants duly appointed as auditors of NSPI;

“Officers’ Certificate” means a certificate signed by an Authorized Officer;

“Person” means an individual, a corporation, a partnership, a trustee or an unincorporated organization; and pronouns have a similarly extended meaning;

“Purchase Money Mortgage” means any mortgage, pledge, charge, security interest or other encumbrance created, issued or assumed by NSPI to secure a Purchase Money Obligation; provided that such mortgage, pledge, charge, security interest or other encumbrance is limited to the property (including the rights associated therewith) acquired, constructed, installed or improved in connection with such Purchase Money Obligation;

“Purchase Money Obligation” means Debt of NSPI incurred or assumed to finance the purchase price, in whole or in part, of any property or incurred to finance the cost, in whole or in part, of construction or installation of or improvements to any property; provided that such Debt is incurred or assumed substantially concurrently with the purchase of such property or the completion of such construction, installation or improvements, as the case may be, and includes any extension, renewal or refunding of any such Debt so long as the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased;

“Subsidiary” means any corporation of which the majority of the Voting Shares are owned directly or indirectly by NSPI or by one or more of its other Subsidiaries or by NSPI in conjunction with one or more of its other Subsidiaries;

“Total Capitalization of NSPI” means the sum of

(i) shareholders’ equity (including, for greater certainty, retained earnings and preferred shares) not including appraisal credits or surpluses;

(ii) Debt; and

(iii) the accumulated provision for future (deferred) income taxes,

all determined on a consolidated basis for NSPI and its subsidiaries in accordance with generally accepted accounting principles;

“Trust Indenture”, “Indenture”, “herein”, “hereby”, “hereof” and similar expressions mean or refer to this Indenture and include any and every Indenture, deed or instrument supplemental or ancillary hereto; and the expressions “Article” and “Section” followed by a number mean and refer to the specified Article or Section of this Indenture;

“Trustee” means the Party of the Second Part and its successors for the time being in the trusts hereby created;

“Voting Shares” means a share carrying a voting right under all circumstances or under some circumstances that have occurred and are continuing, and includes a security currently convertible into such a share and currently exercisable options and rights to acquire such a share or such a convertible security;

“Written Order of NSPI” means a written order signed in the name of NSPI by any one or more of its chairman, president, a vice-president, secretary, treasurer, or assistant secretary or by any one or more of the directors; and “written request of NSPI” has a similar meaning;

Words importing the singular number include the plural and vice versa, words importing gender include the masculine, feminine and neuter genders and words importing individuals shall include firms and corporations and vice versa.

Section 1.2. Meaning of “outstanding” for Certain Purposes. Every Note certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation or monies for the payment thereof shall be set aside under Section 7.2 provided that:

(a) Notes which have been partially redeemed shall be deemed to be outstanding only to the extent of the unredeemed part of the principal amount thereof;

(b) where a new Note has been issued in substitution for a Note which has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding; and

(c) for the purpose of any provision of this Indenture entitling Holders of outstanding Notes to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, Notes owned legally or equitably by NSPI or any Affiliate shall be disregarded except that:

(i) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition, instrument or other action only the Notes which the Trustee knows are so owned shall be so disregarded; and

(ii) Notes so owned which have been pledged in good faith other than to NSPI or any Affiliate shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes in his discretion free from the control of NSPI or any Affiliate.

Section 1.3. Accounting Principles.

(a) Wherever in this Indenture reference is made to generally accepted accounting principles or to “GAAP”, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute as may be amended by the Nova Scotia Utility and Review Board, as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Indenture, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

(b) Funded Debt and Debt for any period may be determined to be not more than a stated amount, without determining the exact amount hereof;

(c) subject as hereinafter provided, in the case of any Funded Debt the issue of which, pursuant to a firm commitment, is to be delayed not more than two years after the date of the passing of the resolution authorizing the particular issue or series of which they form a part, such issue or series shall be deemed to have been issued on, and interest and any other monies payable in respect thereof, shall be deemed to be accruing and payable from and after, and the estimated value of the consideration for the issue thereof to have been received on, the date of the first delivery of any of the Funded Debt of such issue or series and for the purposes of Section 5.11(b) the part of such issue or series which is issued subsequent to the date of such first delivery shall be deemed not to be an issue of Funded Debt and no further consideration shall be deemed to be received upon the actual issue of such part of such issue or series; provided, however, that

(i) for the purpose of determining, pursuant to Section 5.1l(b) whether the Funded Debt of such issue or series may be issued, all such Funded Debt of such issue or series shall be deemed to be issued; and

(ii) the foregoing provisions of this paragraph (c) shall only apply if at the date of the first delivery of any of the Funded Debt of such issue or series there shall be delivered to the Trustee a certified resolution stating that on the basis of their independent examination and consideration of the present and anticipated financial condition of NSPI the directors have no reason to believe that the issuance of any of the Funded Debt of such issue or series after the date of the first delivery thereof would be prohibited by the provisions of this

Indenture if the provisions of this paragraph (c) were not included in this Indenture;

(e) all determinations shall be made in accordance with generally accepted accounting principles and shall give effect to retirements of securities to be effected substantially concurrently with or prior to any issue of Additional Debentures; and

(f) any consolidation of the accounts of NSPI and is Subsidiaries contemplated by this Indenture shall be effected in accordance with generally accepted accounting principles.

Section 1.4. Interpretation not Affected by Headings, etc. The division of this Indenture into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 1.5. Applicable Law. This Indenture and the Notes shall be construed in accordance with the laws of Nova Scotia and the laws of Canada applicable therein.

Section 1.6. Certificates and Opinions. Any certificate made or given under or for the purpose of satisfying any provision of this Indenture or evidencing the compliance with any provision of this Indenture by an officer, officers, director or directors of NSPI may be based, in so far as it relates to legal matters, upon an opinion of counsel, unless such person or persons signing the certificate knows, or in the exercise of reasonable care should have known, that the opinion with respect to the matters upon which his or their certificate is based as aforesaid is or are erroneous. Any opinion made or given by counsel may be based, in so far as it relates to factual matters and information with respect to which is in the possession of NSPI, upon the certificate of an officer or officers of NSPI, unless such counsel knows, or in the exercise of reasonable care should have known, that the certificate with respect to the matters upon which its opinion is based as aforesaid is or are erroneous. Any such certificate or opinion, as the case may be, made or given by an officer, officers, director or directors of NSPI or by counsel may be based, in so far as it relates to accounting matters, upon the certificate or opinion of an auditor or accountant, including NSPI’s Auditors, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should have known, that the certificate or opinion with respect to the matters upon which his certificate or opinion is based as aforesaid is or are erroneous.

Section 1.7. References, Definitions. Unless there is something in the context or subject matter inconsistent therewith, all references herein to Articles, Sections and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Indenture. Defined words or phrases shall have the meanings set out in Section 1.1 whether they appear in upper case or lower case form.

ARTICLE 2

ISSUE OF NOTES

Section 2.1. Limit of Issue. The aggregate principal amount of Notes which may be authorized and outstanding at any one time hereunder is unlimited in aggregate principal amount (subject to the provisions of Section 5.11). The Notes may be issued in several series as herein provided.

Section 2.2. Issuable in Series.

(1) The Directors may from time to time authorize the creation of one or more series of Notes hereunder by Board Resolution. The Notes of any such series may be limited to such aggregate principal amount, bear such date or dates, mature on such date or dates (and contain provisions for the extension or retraction of maturity date or dates), be interest bearing or discounted, bear such rate or rates of interest (either fixed or floating and, if floating, the manner of calculation thereof) if any, be in such denominations and forms, including Global Note form, be redeemable at such prices, be entitled to the benefit of such covenants, sinking fund provisions and conversion rights, be payable as to principal, premium, if any, and interest at such time or times, at such place or places and in Canadian or such other currency or currencies and contain such other terms or provisions not inconsistent herewith as may be provided by Board Resolution or pursuant to authority granted by one or more Board Resolutions and set forth in an Officer’s Certificate or established by a supplemental Indenture;

(2) Before the issue of Notes of any series NSPI shall deliver to the Trustee a Board Resolution or an

Officers’ Certificate or an Indenture supplemental hereto for the purpose of establishing the terms thereof and the forms, if any, and denomination in which they may be issued, and the appointment of any paying agent, and, where applicable, the Trustee shall execute and deliver the supplemental Indenture pursuant to Article 10;

(3) Whenever any series of Notes shall have been authorized as aforesaid the same may be from time to time executed by NSPI and delivered to the Trustee and shall be certified by the Trustee and delivered by it to or to the order of NSPI upon receipt by and deposit with the Trustee of the following:

(a) NSPI’s written request for certification and delivery of a specified principal amount of Notes of such series;

(b) a certificate of NSPI that it is not in default in the performance of any of its covenants herein contained and that it has complied with all the requirements of this Indenture and any other instrument providing for the issuance of debt obligations of NSPI in connection with the issue of the Notes of which certification is requested;

(c) an opinion of counsel that all requirements imposed by this Indenture or by law in connection with the proposed issue of Notes have been complied with.

(4) Notes shall not be certified or delivered hereunder if, to the knowledge of the Trustee, an event of default shall have occurred and be continuing.

Section 2.3. Notes to Rank Pari Passu. All Notes issued pursuant to the provisions of this Indenture shall rank pari passu without discrimination, preference or priority whatever may be the actual date thereof or of the certification thereof or terms of issue of the same respectively, save only as to purchase or sinking fund, amortization fund or analogous provisions (if any) applicable to different series.

Section 2.4. Computation of Interest. Notes issued hereunder, whether originally or upon exchange or in substitution for previously issued Notes, shall bear interest from their respective dates of certification or from the interest payment date next preceding the date of certification, whichever shall be the later, unless such date of certification be an interest payment date in which event such Notes shall bear interest from such interest payment date.

Section 2.5. Signing of Notes. The Notes shall be under the corporate seal of NSPI or a reproduction thereof (which shall be deemed to be the corporate seal of NSPI) and shall be signed by the president or a vice-president and by the secretary, the treasurer, or the assistant secretary of NSPI. The signatures of such persons may be mechanically reproduced in facsimile and Notes bearing such facsimile signatures shall be binding upon NSPI as if they had been manually signed by such persons. Notwithstanding that any of the persons whose manual or facsimile signature appears on any Note may no longer hold office at the date of this Indenture or at the date of such Note or at the date of certification and delivery thereof, any Note signed as aforesaid shall be valid and binding upon NSPI.

Section 2.6. Form and Denomination of Notes.

(1) All Series of Notes which may at any time be issued hereunder may be in such form or forms as shall be determined by Board Resolution or pursuant to the authority granted by Board Resolution at the time of the first issue of any series or part of a series of such Notes and as shall be approved by or on behalf of the Trustee whose approval shall be conclusively evidenced by the certification thereof.

(2) The Notes of any series may be engraved, lithographed, printed, mimeographed or typewritten, or partly in one form and partly in another as NSPI may determine or as otherwise may be provided herein, provided that if the Notes of any series are issued in mimeographed or typewritten form, NSPI, on demand of any holder or holders thereof, shall make available within a reasonable time after such demand, without expense to such holder or holders, engraved, lithographed or printed Notes in exchange therefore.

(3) Subject to any limitation as to the maximum principal amount of Notes of any particular series, any of the Notes may be issued as part of any series of Notes previously issued in which case they shall bear the same designation and designating letters as have been applied to such similar prior issue and shall be numbered consecutively upwards in respect of each denomination of Notes in like manner and following the numbers of the Notes of such prior issue.

(4) If Notes of or within a series are issuable as Global Notes, as specified as contemplated by Section 2.2, then any such Note shall represent such of the outstanding Notes of such series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Notes of such series from time to time endorsed thereon and that the aggregate amount of outstanding Notes of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the amount, of outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in a Written Order of NSPI to be delivered to the Trustee. The Trustee shall deliver and redeliver any Global Note in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Written Order of NSPI.

(5) Notwithstanding the provisions of Section 5.1, unless otherwise specified by the Board Resolution, Officers’ Certificate or supplemental Indenture creating a series of Notes payment of principal of and any premium and interest on any Global Note shall be made to the Holder of such Global Note or to such other Person or Persons as specified therein.

(6) Except to the extent required by law, NSPI, the Trustee and any agent of NSPI and the Trustee shall treat as the holder of such principal amount of outstanding Notes represented by a Global Note the holder of such Global Note. Notwithstanding the foregoing or Section 14.2, nothing herein shall prevent NSPI, the Trustee or any agent of NSPI or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depository or Nominee, as holder, with respect to a Global Note or impair as between such Depository or Nominee and the owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depository or Nominee as holder of such Global Note.

(7) All Notes shall be issuable in such denominations as shall be specified as contemplated by Section 2.1 With respect to Notes of or within any series denominated in Canadian dollars, in the absence of any such provisions, the Notes, other than Global Notes (which may be issued in any denomination) shall be issuable in denominations of $5,000 and any integral multiples of $1,000 thereafter.

Section 2.7. Certification by Trustee.

(1) No Note shall be issued or, if issued, shall be obligatory or entitle the holder to the benefit hereof until it has been certified by or on behalf of the Trustee in the form of the certificate set out in the Notes or in some other form approved by the Trustee and such certification by the Trustee upon any Note shall be conclusive evidence, as against NSPI, that the Note so certified has been duly issued hereunder and is a valid obligation of NSPI and that the holder is entitled to the benefit hereof.

(2) The certificate of the Trustee on Notes issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Notes (except the due certification thereof) and the Trustee shall in no respect be liable or answerable for the use made of the Notes or any of them or of the proceeds thereof. The certificate of the Trustee signed on the definitive or interim Notes shall however be a representation and warranty by the Trustee that said definitive or interim Notes have been duly certified by or on behalf of the Trustee pursuant to the provisions of this indenture.

Section 2.8. Interim Notes. Pending the delivery of definitive Notes of any series to the Trustee, NSPI may issue and the Trustee certify in lieu thereof interim Notes, in such forms and in such denominations and signed in such manner as the Trustee and NSPI may approve, entitling the holders thereof to definitive Notes of the said series when the same are ready for delivery. When so issued and certified, such interim Notes shall, for all purposes, be deemed to be Notes and, pending the exchange thereof for definitive Notes, the holders of the said interim Notes shall be deemed to be Noteholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after NSPI shall have executed and delivered the definitive Notes to the Trustee, the Trustee shall call in for exchange all interim Notes that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by NSPI or the Trustee to the holders of such interim Notes for such exchange thereof. All interest paid upon interim Notes shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

Section 2.9. Issue in Substitution for Lost Notes.

(1) In case any of the Notes issued and certified hereunder shall become mutilated or be lost, destroyed or stolen, NSPI in its discretion may issue and thereupon the Trustee shall certify and deliver a new Note of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Note or in lieu of and in substitution for such lost, destroyed or stolen Note and the new Note shall be in a form approved by the Trustee and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Notes issued or to be issued hereunder.

(2) The applicant for the issue of a new Note pursuant to this Section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to NSPI and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Note so lost, destroyed or stolen as shall be satisfactory to NSPI and the Trustee in their discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to NSPI and the Trustee in their discretion, and shall pay the reasonable charges of NSPI and the Trustee in connection therewith.

Section 2.10. Pledge and Re-Issue of Notes. Provided NSPI is not at the time in default hereunder, all or any of the Notes may be pledged, hypothecated or charged from time to lime by NSPI as security for advances or loans to, or for indebtedness or other obligations of, NSPI and, when redelivered to NSPI or its nominees on or without payment, satisfaction, release or discharge in whole or in part of any such advances, loans, indebtedness or obligations, such Notes and all or any of the Notes which, pursuant to any provisions of the Notes may be purchased in the market or by tender or by private contract, may be held by NSPI for such period or periods as it deems expedient and shall (subject to any rule of law to the contrary or pursuant to any provision of the Notes or of this Indenture or pursuant to a resolution of the directors, which provision or resolution requires cancellation and retirement of such Notes so acquired, and except when determining the amount of Notes outstanding for the purpose of any covenant expressed to be in effect so long as the Notes or any one or more series thereof are outstanding, for which purposes such first mentioned Notes shall be deemed to be outstanding), while NSPI remains in possession thereof, be treated as unissued Notes and accordingly may be issued or re-issued, pledged or charged, sold or otherwise disposed of as and when NSPI may think fit, and all such Notes so issued, reissued or pledged or charged, sold or otherwise disposed of before but not after the respective dates of maturity thereof shall, subject to the provisions of Section 1.2, continue to be entitled, as upon their original issue, to the benefit of all the terms, conditions, rights, priorities and privileges hereby attached to or conferred on Notes issued hereunder.

ARTICLE 3

REGISTRATION, TRANSFER, EXCHANGE AND

OWNERSHIP OF NOTES

Section 3.1. Registration of Notes.

(1) NSPI shall cause to be kept by the Trustee at its principal office in the City of Halifax a register or an electronic data base which shall contain the names and addresses of the holders of Notes of such series and particulars of the Notes held by them respectively. Unless otherwise provided in this Indenture or on any supplemental Indenture, NSPI shall also, with respect to each series of Notes cause to be provided by and at such principal office of the Trustee facilities for the exchange and transfer of Notes, and by and at the principal offices of the Trustee in the City of Halifax or at such other place or places (if any) as may be specified in such Note, facilities for the registration, exchange and transfer of Notes. NSPI may from time to time provide additional facilities for such registration, exchange and transfer at other offices of the Trustee or at other agencies, as registrar.

(2) No transfer of a Note shall be valid unless made at one of such offices or other agencies by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee and upon compliance with such reasonable requirements as the Trustee may prescribe, nor unless the name of the transferee shall have been noted on the Note by the Trustee or other agent.

(3) The registered holder of a Note may at any time and from time to time have the registration of such Note transferred from the register on which the registration thereof appears to another authorized register upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe and upon payment of a reasonable fee to be fixed by the Trustee. Such change of registration shall be noted on such Note by the Trustee or other registrar unless a new Note shall be issued upon such change of registration.

Section 3.2. Transferee Entitled to Registration. The transferee of a registered Note shall, after the appropriate form of transfer is lodged with the Trustee or other agent and upon compliance with all other conditions in that behalf required by this Indenture or by law, be entitled to be entered on the register as the owner of such Note free from all equities or rights of set-off or counterclaim between NSPI and his transferor or any previous holder of such Note, save in respect of equities of which NSPI is required to take notice by statute or by order of a court of competent jurisdiction.

Section 3.3. Exchange of Notes.

(1) Notes in any authorized form or denomination may be exchanged upon reasonable notice for Notes in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Notes so exchanged.

(2) Notes of any series may be exchanged only at the principal office of the Trustee in the City of Halifax or at such other place or places (if any) as may be specified in the Notes of such series and at such other place or places (if any) as may from time to time be designated by NSPI with the approval of the Trustee. Any Notes tendered for exchange shall be surrendered to the Trustee together with all unmatured coupons (if any). NSPI shall execute and the Trustee shall certify all Notes necessary to carry out exchanges as aforesaid. All Notes surrendered for exchange shall be cancelled.

(3) Notes issued in exchange for Notes which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon, by the Trustee, a statement to that effect.

(4) Notwithstanding anything in this Section 3.3, except as otherwise specified as contemplated by Section 2.2, any Global Note shall be exchangeable only as provided in this paragraph. If any beneficial owner of an interest in a Global Note is entitled to exchange such interest for Notes of the same series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 2.2 and provided that any applicable notice provided in the Global Note shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, NSPI shall deliver to the Trustee definitive Notes in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such Global Note, executed by NSPI. On or after the earliest date on which such interests may be so exchanged, such Global Note shall be surrendered by the Depository or its Nominee, as applicable, to the Trustee, as NSPI’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Notes without charge, and the Trustee shall certify and deliver, in exchange for each portion of such Global Note, an equal aggregate principal amount of definitive Notes of the same series of authorized denominations and of like tenor as the portion of such Global Note to be exchanged and a new Global Note for that portion which is not exchanged; provided however, that no such exchanges may occur during a period beginning at the opening of business fifteen (15) days before any selection of Notes to be redeemed and ending on the relevant date of redemption if the Note for which exchange is requested may be among those selected for redemption.

Section 3.4. Charges for Registration, Transfer and Exchange.

(1) Unless otherwise provided in any supplemental Indenture, for each Note exchanged, registered, transferred or discharged from registration the Trustee or other agent shall, if required by NSPI, make a reasonable charge for its services and for each new Note issued (if any); provided that no charge to a Noteholder shall be made hereunder:

(a) for any exchange, registration, transfer or discharge from registration of any Note applied for within the period of two months from and including the date of such Note; or

(b) for any exchange of any Note which has been issued under Section 2.8 or Section 4.5.

(2) Payment of any such charges and reimbursement of the Trustee or other agent or NSPI for any transfer taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto.

Section 3.5. Register Open for Inspection. The register hereinbefore referred to shall be open for inspection by NSPI and the Trustee and, at such costs as may be established by the Trustee, be open for inspection by any Noteholder at all reasonable times. The Trustee and every registrar shall from time to time when requested so to do by NSPI or by the Trustee furnish NSPI or the Trustee, as the case may be, with a list of names and addresses of holders of Notes entered on the register kept by them and showing the principal amount and serial numbers of the Notes held by each such holder.

Section 3.6. Limitation on Obligation to Effect Transfer or Exchanges. Neither NSPI nor the Trustee nor any other agent shall be required (a) to make transfers of Notes of any series on any interest payment date for Notes of that series or during the 15 preceding days, or (b) to make exchanges of Notes of any series on the day of any selection by the Trustee of Notes of that series to be redeemed or during the 15 preceding days.

Section 3.7. Ownership of Notes.

(1) The person in whose name any Note is registered for all purposes of this Trust Indenture shall be and be deemed to be the owner thereof and payment of or on account of the principal of and premium (if any) on such Note and interest thereon shall be made only to or upon the order in writing of such registered holder.

(2) Neither NSPI nor the Trustee nor any other agent shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Note and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

(3) The registered holder for the time being of any Note shall be entitled to the principal, premium (if any) and interest evidenced by such Note free from all equities or rights of set-off or counter-claim between NSPI and the original or any intermediate holder thereof, except in the case of any prior overpayment with respect to a Note, and all persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to NSPI and the Trustee for the same and neither NSPI nor the Trustee shall be bound to inquire into the title of any such registered holder.

(4) NSPI and the Trustee may treat the registered holder of any Note as the owner thereof without actual production of such Note for the purpose of any Noteholders’ Request, requisition, direction, consent, instrument or other document as aforesaid.

(5) Where a Note is registered in more than one name the principal monies, premium, if any, and interest from time to time payable in respect thereof may be paid by cheque payable to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge to the Trustee and any registrar and to NSPI, unless such cheque be not paid at par on presentation at any one of the places where such principal monies, premium, if any, and interest is, by the terms of such Note, made payable.

(6) In the case of the death of one or more joint registered holders, and receipt by the Trustee of satisfactory documentation evidencing same, the principal monies of, premium, if any, and interest on Notes so registered may be paid by cheque to the survivor or survivors of such registered holders whose receipt therefor shall constitute a valid discharge to the Trustee and any registrar and to NSPI, unless such cheque not be paid at par on presentation at any one of the places where such principal monies, premium, if any, and interest is, by the terms of such Note, made payable.

ARTICLE 4

PURCHASE FOR CANCELLATION AND

REDEMPTION

Section 4.1. Purchase

(1) NSPI, when not in default under this Indenture, will have the right to purchase Notes in the market or by tender or by private contract. All Notes so purchased shall be delivered to the Trustee and cancelled and no Notes shall be issued in substitution therefor.

(2) If, upon an invitation for tenders made pursuant to subsection (1), more Notes are tendered at the same lowest price than NSPI is prepared to accept, the Notes to be purchased by NSPI will be selected by the Trustee by lot, or in such other manner as the Trustee may deem equitable, from the Notes tendered by each tendering holder of Notes who tendered at such lowest price. For this purpose, the Trustee may make, and from time to time amend, regulations with respect to the manner in which Notes may be so selected, and regulations so made shall be valid and binding upon all holders of Notes, notwithstanding the fact that, as a result thereof, one or more of such Notes becomes subject to purchase in part only. If any Note shall be purchased in part only, upon delivery to the Trustee of such Note, the holder thereof shall be entitled to receive, without expense to such holder, one or more new Notes for the part of the principal amount of Notes which has not been purchased for cancellation.

Section 4.2 Redemption. Where the Board Resolution, Officer’s Certificate or Supplemental Indenture authorizing a series of Notes provides for redemption of such Notes, the Notes shall be redeemable by NSPI, in accordance with the provisions of Sections 4.3 to 4.7 at its option, in whole at any time or in part from time to time at a redemption price equal to the higher of the Canada Yield Price and par, together with interest on the principal amount of Notes so redeemed, accrued and unpaid to the date fixed for redemption (the whole constituting the “redemption price”). The redemption price of Notes so redeemed shall be payable upon presentation and surrender thereof at any of the places where the principal of the Notes is expressed to be payable and at such other places, if any, as may be specified in the notice of redemption.

Section 4.3 Partial Redemption and Selection for Redemption. In the event that less than all the Notes for the time being outstanding are at any time to be redeemed, the Trustee shall select the Notes to be redeemed by lot in such manner as the Trustee shall deem equitable. In the event of a partial redemption of Notes pursuant to the provisions of this Section but subject to the provisions of Section 4.6, upon surrender of any Note for payment of the redemption price, NSPI shall execute and the Trustee shall certify and deliver without charge to the holder thereof or upon his order one or more new Notes for the unredeemed part of the principal mount of the Note or Notes so surrendered. Unless the context otherwise requires, the terms “Note” or “Notes” as used in Article 4 shall be deemed to mean or include any part of the principal amount of any Note which in accordance with the foregoing provisions has become subject to redemption.

Section 4.4 Notice of Redemption

(1) Notice of redemption of any Notes shall be given to the holders of the Notes so to be redeemed not more than 60 days nor less than 30 days prior to the date fixed for redemption, in the manner provided in Article 12. Every such notice shall specify the aggregate principal amount of Notes called for redemption, the redemption date, the redemption price and the places of payment and shall state that interest upon the principal amount of Notes called for redemption shall cease to be payable from and after the redemption date. In addition, unless all the outstanding Notes are to be redeemed, the notice of redemption shall specify the distinguishing letters and numbers of the Notes which are to be redeemed and the principal amounts of such Notes or, if any such Note is to be redeemed in part only, the principal amount of such part.

Section 4.5 Payment of Redemption Price. Notice having been given as aforesaid, all the Notes so called for redemption shall thereupon be and become due and payable at the redemption price, on the redemption date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Notes, anything therein or herein to the contrary notwithstanding, and from and after such redemption date, if the monies constituting the redemption price for such Notes shall have been deposited or NSPI shall have made provision for payment as provided in Section 4.6 and affidavits or other proof satisfactory to the Trustee as to the mailing of such notices shall have been lodged with it, interest upon the said Notes shall cease. In case any question shall arise as to whether any notice has been given as above provided and such deposit or provision for payment made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

Section 4.6 Redemption Procedure

(1) Redemption of Notes shall be provided for by NSPI depositing with the Trustee or any paying agent to the order of the Trustee, by 10:00 a.m., local time, on the redemption date specified in such notice, such sums as may be sufficient to pay, or by NSPI otherwise making provision in form satisfactory to the Trustee in its absolute discretion for the payment of, the redemption price of the Notes so called for redemption. NSPI shall also deposit with the Trustee, or otherwise make provision in form satisfactory to the Trustee in its absolute discretion for the payment of, a sum sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such redemption. Every such deposit or provision shall be irrevocable. From the sums so deposited or provided the Trustee shall pay or cause to be paid to the holders of such Notes so called for redemption, upon surrender of such Notes, the redemption price. Notwithstanding the foregoing, payment of the redemption price of a portion of any Note may be made by the Trustee or by any paying agent with the consent of the Trustee, to the registered holder thereof without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a certificate of NSPI stating that NSPI has entered into an agreement with such registered holder or the person for whom such registered holder is acting as nominee to the effect that (a) payments will be so made, and (b) such registered holder or other person will not dispose of such Note or permit its nominee to dispose of such Note or of any interest therein without, prior to the delivery thereof, (i) making a notation on such Note of the date to which interest has been paid thereon and the amount of the payment of any redemption price on account of the Note, and (ii) surrendering the same to the Trustee or other registrar in exchange for a Note or Notes in authorized denominations, aggregating the same principal amount as the principal amount of such Note so surrendered which shall remain unpaid. Neither the Trustee nor any paying agent shall be under any duty to determine that such notations have been made.

(2) Subject to the provisions of Section 4.6, in case the holder of any Note so called for redemption shall fail on or before the date specified for redemption so to surrender his Note, or shall not within such time accept payment of the redemption monies payable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such redemption monies may be set aside in trust at such rate of interest as the depositary may allow, either in the deposit department of the Trustee or in a chartered bank, or NSPI may otherwise make provision in form satisfactory to the Trustee in its absolute discretion for the payment of such monies, and such setting aside or provision shall for all purposes be deemed a payment to the Noteholder of the sum so set aside and, to that extent, the Note shall thereafter not be considered as outstanding hereunder and the Noteholder shall have no other right except to receive payment out of the monies so paid and deposited or provided for upon surrender and delivery up of his Note of the redemption price of such Note. In the event that any money deposited hereunder with the Trustee or any depository or paying agent on account of principal, premium, if any, or interest on Notes issued hereunder shall remain so deposited for a period of six years, then such monies, together with any accumulated interest thereon, shall at the end of such period be paid over by the Trustee or such depositary or paying agent to NSPI on its demand.

Section 4.7. Cancellation of Notes. Subject to the provisions of Section 4.3 as to Notes redeemed in part and to the provisions of Section 2.10, all Notes redeemed or purchased by NSPI under the provisions of this Article, shall be forthwith delivered to and cancelled by the Trustee and shall not be reissued.

ARTICLE 5

COVENANTS OF NSPI

Section 5.1. Payment of Principal, Premium and Interest. NSPI hereby covenants and agrees that it will, duly and punctually pay or cause to be paid to every holder of every

Note issued hereunder the principal thereof, premium (if any) and interest accrued thereon (including, in case of default, interest on all amounts overdue at the rate specified therein) at the dates and places, in the currencies, and in the manner mentioned herein and in such Notes. Unless otherwise provided by the terms and conditions of a series of Notes, as interest becomes due on each Note (except at maturity or on redemption, when interest may at the option of NSPI be paid upon surrender of such Note for payment) NSPI, either directly or through the Trustee or any paying agent, shall, by electronic transfer of funds or by cheque sent by prepaid ordinary mail, or by such other means as agreed to by the Trustee, pay such interest (less any tax, if any, required to be withheld therefrom) to the then registered holder of such Note at his last address appearing on the appropriate register, unless such holder otherwise directs. In the case of joint holders the cheque or other payment shall be made payable to or directed to the order of all such joint holders and if more than one address appears on the register in respect of such joint holding the cheque shall be mailed, or such payment shall be sent or forwarded to the first address so appearing. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby plus the amount of any tax withheld, as aforesaid, satisfy and discharge the liability for interest on such Note, unless such cheque be not paid at par on presentation at one of the places where such interest is by the terms of such Note made payable. In the event of non-receipt of any cheque or of such payment for interest by the person to whom it is sent as aforesaid, NSPI will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction.

Section 5.2. Office for Notices, Payments and Registration of Transfer, Etc. NSPI will maintain in the City of Halifax, and in such other places as the directors shall designate from time to time, an office or agency where the Notes may be presented for payment, an office or agency where the Notes may be presented for registration, transfer or exchange and for exercise of conversion rights (if any) as in this Indenture provided and an office or agency where notices and demands to or upon NSPI in respect of the Notes or this Indenture may be served. NSPI will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case NSPI shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal office of the Trustee in the City of Halifax.

Section 5.3. Appointments to Fill Vacancies in Trustee’s Office. NSPI, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.4. Covenant to Carry On Business. Subject to the express provisions hereof NSPI will carry on and conduct or will cause to be carried on and conducted its business in a proper and efficient manner and will keep or cause to be kept proper books of account and make or cause to be made therein true and faithful entries of all its dealings and transactions in relation to its business provided, however, that nothing herein contained shall prevent NSPI from ceasing to operate any premises or property if advisable and in the best interests of NSPI to do so.

Section 5.5. Payment of Taxes, Etc. NSPI will from time to time pay or cause to be paid all taxes, rates, levies, assessments, ordinary or extraordinary, government fees or dues lawfully levied, assessed or imposed upon or in respect of its property or any part thereof or upon the income and profits of NSPI as and when the same become due and payable, and NSPI will exhibit or cause to be exhibited to the Trustee, when required, the receipts and vouchers establishing such payment and will duly observe and conform to all valid requirements of any governmental authority relative to any of the property or rights of NSPI and all covenants, terms and conditions upon or under which any such property or rights are held; provided, however, that NSPI shall have the right to contest by legal proceedings any such taxes, rates, levies, assessments, government fees or dues and, upon such contest, may delay or defer payment or discharge thereof.

Section 5.6. Trustee’s Remuneration and Expenses. NSPI covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under the trusts hereof shall be finally and fully performed, except any such expense, disbursement or advance as may arise from its negligence or wilful misconduct. After default all amounts so payable shall be payable out of any funds coming into the possession of the Trustee or its successors in the trusts hereunder in priority to any payment of the principal of or interest or premium on or sinking fund with respect to the Notes.

Section 5.7. Not to Accumulate Interest. In order to prevent any accumulation after maturity of interest NSPI covenants with the Trustee that it will not, except with the approval of the Noteholders expressed by extraordinary resolution, directly or indirectly extend or assent to the extension of time for payment of any interest payable hereunder or be a party to or approve any such arrangement by funding interest in any other manner. In case the time for payment of interest shall be so extended, whether for a definite period or otherwise, such interest shall not be entitled in case of default hereunder to the benefit of these presents, except subject to the prior payment in full of the principal of and premium (if any) on all Notes then outstanding and of all interest on such Notes, the payment of which has not been so extended, and of all other monies payable thereunder.

Section 5.8. Financial Statements. NSPI will annually within 140 days (or such longer period as the Trustee in its discretion may consent to) after the end of its fiscal year (at the date hereof, December 31) furnish to the Trustee a copy of the consolidated financial statements and of the report of NSPI’s Auditors thereon which are furnished to the shareholders of NSPI and will furnish to the Trustee any other notice, statement or circular issued to such shareholders at the time they are so issued.

Section 5.9. Performance of Covenants by Trustee. If NSPI shall fail to perform any of its covenants contained in this Trust Indenture, the Trustee may notify the Noteholders of such failure on the part of NSPI or may itself perform any of said covenants capable of being performed by it, but subject to Section 6.3 and Section 11.2 shall be under no obligation to do so or to notify the Noteholders. All sums so expended or advanced by the Trustee shall be repayable as provided in Section 5.6. No such performance or advance by the Trustee shall be deemed to relieve NSPI of any default hereunder.

Section 5.10. Annual Certificate of Compliance. Within 140 days after the end of each fiscal year of NSPI, and at any other time if requested by the Trustee, NSPI shall furnish the Trustee with a certificate of NSPI stating that in the course of the performance by the signers of their duties as officers or directors of NSPI they would normally have knowledge of any default by NSPI in the performance of its covenants under this Indenture or of any event of default under Article 6 and certifying that NSPI has complied with all covenants, conditions or other requirements contained in this Indenture the non-compliance with which would, with notification or with the lapse of time or otherwise, constitute an event of default hereunder, or, if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply.

In addition, on becoming aware, at any time of any event of default NSPI will promptly notify the Trustee.

Section 5.11. Covenants for Notes. NSPI covenants with the Trustee that from the date of this Indenture and so long as any Notes remain outstanding:

(a) it will not mortgage, hypothecate, charge, pledge, create a security interest in or otherwise encumber any of its assets to secure any obligations unless at the same time all the Notes then outstanding shall be secured equally and ratably with such obligations; provided that this covenant will not apply to nor operate to prevent the giving of:

(i) security in the ordinary course of business to any bank or banks or lending institution or lending institutions to secure any Debt payable on demand or maturing (including any right of extension or renewal) within 24 months of the date such Debt is incurred or the date of any renewal or extension thereof;

(ii) Purchase Money Mortgages;

(iii) mortgages, charges, encumbrances, security interests or other charges on property of a corporation existing at the time such corporation is merged into or consolidated with NSPI, or at the time of a sale, lease or other disposition to NSPI of the properties of a corporation; or

(iv)	(A)liens for taxes and assessments not at the time overdue and liens securing workmen’s compensation assessments, unemployment insurance or other social security obligations;

(B)liens for specified taxes and assessments which are overdue but the validity of which is being contested at the time by NSPI in good faith;

(C)liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease;

(D)any obligations or duties, affecting the property of NSPI to any municipality or governmental, statutory or public authority, with respect to any franchise, grant, licence or permit and any defects in title to structures or other facilities arising solely from the fact that such structures or facilities are constructed or installed on lands held by NSPI under government permits, leases or other grants, which obligations, duties and defects in the aggregate do not materially impair the use of such property, structures or facilities for the purpose for which they are held by NSPI;

(E)deposits or liens in connection with contracts, bids, tenders or expropriation proceedings, or to secure surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, liens or claims incidental to current construction, mechanics’, labourers’, materialmen’s, warehousemen’s. carriers’ and other similar liens;

(F)the right reserved to or vested in any municipality or governmental or other public authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit, which affects any land, to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof;

(G)undetermined or inchoate liens and charges incidental to the current operations of NSPI which have not at the time been filed against NSPI, provided, however, that if any such lien or charge shall have been filed, NSPI shall be prosecuting an appeal or proceedings for review with respect to which it shall have secured a stay in the enforcement of any such lien or charge;

(H)any mortgage, charge, lien, security interest or encumbrance the validity of which is being contested at the time by NSPI in good faith or payment of which has been provided for by deposit with the Trustee of an amount in cash sufficient to pay the same in full;

(I)easements, rights-of-way and servitudes (including, without in any way limiting the generality of the foregoing, easements, rights-of-way and servitudes for railways, sewers, dykes, drains, gas and water mains or electric light and power or telephone and telegraph conduits, poles, wires and cables) which in the opinion of NSPI will not in the aggregate materially and adversely impair the use or value of the land concerned for the purpose for which it is held by NSPI;

(J)security to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operations of NSPI;

(K)liens and privileges arising out of judgments or awards with respect to which NSPI shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

(L)any other liens of a nature similar to the foregoing which do not in the opinion of NSPI materially impair the use of the property subject thereto or the operation of the business of NSPI or the value of such property for the purpose of such business;

(b) NSPI will not create, assume or otherwise incur any Funded Debt (other than Funded Debt represented by Purchase Money Obligations or Debt to any bank or banks or lending institution or lending institutions which is payable on demand or matures (including any right of extension or renewal) within 24 months of the date of incurring thereof, or of the date of any renewal or extension thereof and any renewal or extension of such Debt) if immediately thereafter the Funded Debt of NSPI would be in excess of 75% of Total Capitalization of NSPI.

ARTICLE 6

DEFAULT AND ENFORCEMENT

Section 6.1 Events of Default. Each of the following events is herein sometimes called an “event of default”:

(a) if NSPI makes default in the due and punctual payment of the principal of or premium, if any, on any Note when and as the same shall become due and payable, whether at maturity or otherwise and such default shall have continued for a period of 15 days;

(b) if NSPI makes default in the due and punctual payment of any instalment of interest on any Note when and as such interest instalment shall become due and payable as in such Note or in this Indenture or any Indenture supplemental hereto expressed, and any such default shall have continued for a period of 90 days;

(c) if NSPI makes default in the performance or observance of any other of the covenants, agreements or conditions on its part in this Indenture or any Indenture supplemental hereto or in the Notes contained and, after written notice to NSPI by the Trustee specifying such default and requiring it to be remedied and stating that such a notice is a “Notice of Default” hereunder which Notice of Default may be given by the Trustee, in its discretion and shall be given by the Trustee upon receipt of written notice by NSPI and by the Trustee from the holders of not less than 25% in principal amount of Notes at the time outstanding (excluding Notes of any series not entitled to the benefits of such covenant, agreement or condition) NSPI shall fail to remedy such default within a period of 90 days;

(d) if NSPI makes an assignment for the benefit of creditors, or files a petition in bankruptcy; or if NSPI be adjudicated insolvent or bankrupt, or petition or apply to any court having jurisdiction in the premises for the appointment of a receiver, trustee, liquidator or sequestrator or a receiver and manager or any other officer with similar powers shall be appointed, or an encumbrancer takes possession of the property of NSPI or any part thereof, which is, in the opinion of the Trustee, a substantial part thereof and any such decree or order continues unstayed and in effect for a period of 90 days;

(e) if a resolution be passed for the winding up or liquidation of NSPI, except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Article 8 are duly observed and performed, or if NSPI institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any petition under any such laws or to the appointment of a receiver of, or of any substantial part of, the property of NSPI or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or take any corporate action in furtherance of any of the aforesaid purposes.

If an event of default shall occur and is continuing the Trustee shall, within 45 days after it becomes aware of the occurrence of such event of default, give notice of such event of default to the Noteholders in the manner provided herein provided that, notwithstanding the foregoing, the Trustee shall not be required to give such notice if the Trustee in good faith shall have decided that the withholding of such notice is in the best interests of the Noteholders and shall have so advised NSPI in writing.

Section 6.2. Acceleration on Default. In case any event of default hereunder has occurred, the Trustee may in its discretion, and shall upon receipt of a Noteholders’ Request, declare the principal of and interest on all Notes then outstanding and other monies payable hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee on demand, anything therein or herein to the contrary notwithstanding, and NSPI shall on such demand forthwith pay to the Trustee for the benefit of the Noteholders the principal of and accrued and unpaid interest and interest on amounts in default on such Notes (and, where such a declaration is based upon a voluntary winding-up or liquidation of NSPI, the premium (if any) on the Notes then outstanding which would have been payable upon the redemption thereof by NSPI, other than through sinking fund operations, on the date of such declaration) and all other monies payable thereunder together with subsequent interest thereon at the rates borne by the Notes from the date of the said declaration until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the monies mentioned in and according to the tenor of the Notes and coupons. Such payment when made shall be deemed to have been made in satisfaction of NSPI’s obligations hereunder and any monies so received by the Trustee shall be applied as herein provided.

Section 6.3. Waiver of Default. In case an event of default has occurred otherwise than by default in payment of any principal monies at maturity:

(a) the holders of the Notes then outstanding shall have power by extraordinary resolution to require the Trustee to waive the default or to cancel any declaration made by the Trustee pursuant to Section 6.2 and the Trustee shall thereupon waive the default or cancel such declaration upon such terms and conditions as such resolution shall prescribe; provided that notwithstanding the foregoing if the event of default has occurred by reason of the non- observance or non-performance by NSPI of any covenant applicable only to one or more particular series of Notes then the holders of the outstanding Notes of that series or those series, as the case may be, shall be entitled by extraordinary resolution (or by separate extraordinary resolutions if more than one series of Notes is so affected) to exercise the foregoing power as if the Notes of that series or those series, as the case may be, were the only Notes outstanding hereunder and the Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Notes, and

(b) the Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have power to waive the default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable;

provided that no act or omission either of the Trustee or of the Noteholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent event of default or the rights resulting therefrom.

Section 6.4. Proceedings by the Trustee.

(1) Whenever any event of default hereunder has occurred, but subject to the provisions of Section 6.1 and to the provisions of any extraordinary resolution:

(a) the Trustee, in the exercise of its discretion, may proceed to enforce the rights of the Trustee and the Noteholders by any action, suit, remedy or proceeding authorized or permitted by law or by equity and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders lodged in any bankruptcy, winding-up or other judicial proceedings relative to NSPI; and

(b) upon receipt of a Noteholders’ Request the Trustee, subject to Section 11.2, shall exercise or take such one or more of the said remedies as the Noteholders’ Request may direct or, if such Noteholders’ Request contains no direction, as the Trustee may deem expedient.

(2) No such remedy for the enforcement of the rights of the Trustee or of the Noteholders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

(3) Upon the exercising or taking by the Trustee of any such remedies whether or not a declaration and demand have been made pursuant to Section 6.2, the principal and interest of all Notes then outstanding and the other monies payable under Section 6.2 shall forthwith become due and payable to the Trustee as though such a declaration and a demand therefore had actually been made.

(4) All rights of action hereunder may be enforced by the Trustee without the possession of any of the Notes or the production thereof at the trial or other proceedings relative thereto.

(5) No delay or omission of the Trustee or of the Noteholders to exercise any remedy referred to in subsection (1) shall impair any such remedy or shall be construed to be a waiver of any default hereunder or acquiescence therein.

Section 6.5. Suits by Noteholders. No holder of any Note shall have the right to institute any action or proceeding or to exercise any other remedy authorized by this Indenture for the purpose of enforcing any rights on behalf of the Noteholders or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under bankruptcy legislation or to have NSPI wound up or to file or prove a claim in any liquidation or bankruptcy proceedings, unless the Trustee shall have failed to act within a reasonable time after the Noteholders’ Request referred to in Section 6.2 has been delivered to the Trustee and any indemnity required by it under Section 11.2 has been tendered to it; in such case, but not otherwise, any Noteholder acting on behalf of himself and all other Noteholders shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under Section 6.4; it being understood and intended that no one or more holders of Notes shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by his or their action or to enforce any right hereunder or under any Note except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all holders of all outstanding Notes.

Section 6.6. Application of Monies Received by Trustee. Except as otherwise herein provided, all monies arising from any enforcement hereof shall be held by the Trustee and by it applied, together with any other monies then or thereafter in the hands of the Trustee available for the purpose, as follows:

(a) firstly, in payment or reimbursement to the Trustee of the reasonable remuneration, expenses, disbursements and advances of the Trustee earned, incurred or made in the administration or execution of the trusts hereunder or otherwise in relation to this Indenture;

(b) secondly, but subject to the provisions of Section 6.7, in or towards payment of the principal of and premium (if any) and accrued and unpaid interest on and interest on amounts in default under the Notes which shall then be outstanding, in that order of priority unless otherwise directed by extraordinary resolution and in that case in such order of priority as between principal, premium and interest as may be directed by such extraordinary resolution; and

(c) the surplus (if any) of such monies shall be paid to NSPI or its assigns.

Section 6.7. Distribution of Proceeds. Payment to holders of Notes and coupons pursuant to paragraph (b) of Section 6.6 shall be made as follows:

(a) at least 15 days’ notice of every such payment shall be given in the manner provided in Article 11 specifying the time when and the place or places where the Notes are to be presented and the amount of the payment and the application thereof as between principal, premium and interest;

(b) payment of any Note or coupon shall be made upon presentation thereof at any one of the places specified in such notice and any such Note thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon such indemnity being given as it shall deem sufficient; and

(c) from and after the date of payment specified in the notice interest shall accrue only on the amount owing on each Note after giving credit for the amount of the payment specified in such notice unless it be duly presented on or after the date so specified and payment of such amount be not made.

Section 6.8 Immunity of Shareholders, Etc. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note issued hereunder, or under any judgement obtained against NSPI or by the enforcement of any assessment, or by any legal or equitable proceeding by virtue of any constitution or statute, or otherwise, shall be had against any shareholder, officer or director of NSPI, or of any successor corporation either directly or through NSPI, or otherwise, for the payment for or to the Trustee or any receiver or liquidator, for or to the holder of any Notes issued hereunder or otherwise, of any sum that may be due and unpaid by NSPI upon any such Note and any and all personal liability of every name and nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such shareholder, officer or director, by reason of the non-payment of any shares of the capital stock of NSPI or any act of omission or commission on his part or otherwise, for the payment for or to the Trustee or any receiver or liquidator, or for or to the holder of any Notes issued hereunder or otherwise, of any sum that may remain due and unpaid on the Notes issued hereunder or any of them, is hereby expressly waived and released as a condition of and consideration for the execution of this Indenture and the issue of such Notes. Nothing herein or in the Notes contained shall be taken, however, to prevent recourse to and the enforcement of the liability of any shareholder of NSPI for uncalled capital, or the liability of any such shareholder upon unsatisfied calls.

Section 6.9. Trustee Appointed Attorney. NSPI hereby irrevocably appoints the Trustee to be the attorney of NSPI in the name and on behalf of NSPI to execute any instruments and do any acts and things which NSPI ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of NSPI in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

Section 6.10 Remedies Cumulative. Each and every remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of the Notes, shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

Section 6.11. Judgment Against NSPI. NSPI covenants and agrees with the Trustee that, in case of any proceedings to obtain judgment for the principal of or interest or premium on the Notes, judgment may be rendered against it in favour of the Noteholders hereunder, or in favour of the Trustee, as trustee of an express trust for the Noteholders, for any amount which may remain due in respect of the Notes and premium, if any, and interest thereon and any other monies payable hereunder by NSPI.

ARTICLE 7

SATISFACTION AND DISCHARGE

Section 7.1. Cancellation.

(a) All Notes shall forthwith after payment thereof be cancelled and delivered to the Trustee. All Notes cancelled or required to be cancelled under this or any other provision of this Indenture may be destroyed by or under the direction of the Trustee by cremation or otherwise (in the presence of a representative of NSPI if NSPI shall so require) and the Trustee shall prepare and retain a certificate of such destruction and deliver a duplicate thereof to NSPI.

(b) NSPI, when authorized by a resolution of Directors, may, from time to time, cancel any authorized and unissued Notes of a series and shall give notice thereof to the Trustee.

Section 7.2. Non-Presentation of Notes. In case the holder of any Note shall fail to present the same for payment on the date on which the principal thereof, the premium (if any) thereon and the interest thereon or represented thereby becomes payable either at maturity or on redemption or otherwise either:

(a)	(i) NSPI shall be entitled to pay to the Trustee or a Canadian chartered bank and direct it to set aside, and

(ii) in respect of monies in the hands of the Trustee which may or should be applied to the payment or redemption of the Notes, NSPI shall be entitled to direct the Trustee to set aside,

the principal monies and premium (if any) and the interest, as the case may be, in trust to be paid to the holder of such Note upon due presentation or surrender thereof in accordance with the provisions of this Indenture; or

(b)	NSPI may otherwise make provision in form satisfactory to the Trustee in its absolute discretion for the payment of such monies;

and thereupon the principal monies and premium (if any) and the interest payable on or represented by each

Note in respect whereof such monies have been set aside or provided for shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving payment of the monies, so set aside by the Trustee or by a Canadian chartered bank (without interest on such monies such interest being the property of NSPI) or provided for by NSPI upon due presentation and surrender thereof, subject always to the provisions of Section 7.4.

Section 7.3. Paying Agent to Repay Monies Held.

Upon the satisfaction and discharge of this Indenture all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon written order of NSPI, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 7.4. Repayment of Unclaimed Monies to NSPI. Any monies set aside under Section 7.2 in respect of any Note and not claimed by and paid to the holder thereof, as provided in Section 7.2, within six years after the date of such setting aside shall be repaid to NSPI by the Trustee on demand, and thereupon the Trustee shall be released from all further liability with respect to such monies, and thereafter, subject to any other requirements of law, such holder shall have no rights in respect of such Note except to obtain payment of such monies (without interest thereon) from NSPI.

Section 7.5. Release from Covenants. Upon proof being given to the reasonable satisfaction of the Trustee that the principal of all the Notes, or all the outstanding Notes of any series, issued hereunder and the premium, if any, thereon and interest (including interest on amounts overdue) thereon and other monies payable hereunder have been paid or satisfied, or that payment on maturity on that date, if any, fixed for redemption of the principal of all of the outstanding Notes, or all the outstanding Notes of any series, issued hereunder and the premium, if any, thereon and interest (including interest as amounts overdue) thereon has been duly provided for in a manner approved by the Trustee, or that all the outstanding Notes, or all the outstanding Notes of any series, issued hereunder having matured or having been duly called for redemption, or the Trustee having been given irrevocable instructions by NSPI to give within 90 days notice of redemption of all the outstanding Notes, or all of the outstanding Notes of any series, issued hereunder, and such payment or redemption has been duly and effectually provided for by payment to the Trustee or otherwise; and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to these presents and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense of NSPI, execute and deliver to NSPI such deeds or other instruments as shall be requisite to evidence the satisfaction and discharge of the security (if any) created pursuant hereto, and to release NSPI from its covenants herein contained with respect to all the outstanding Notes, or all such outstanding Note of any series, issued hereunder, as the case may be, except those relating to the indemnification of the Trustee.

ARTICLE 8

SUCCESSOR CORPORATION

Section 8.1 General Provisions. Nothing in this Indenture shall prevent, if otherwise permitted by law, the reorganization or reconstruction of NSPI or the consolidation, amalgamation or merger of NSPI with any other corporation, including any Affiliate, or shall prevent the transfer by NSPI of its undertaking and assets as a whole or substantially as a whole to another corporation, including any Affiliate, lawfully entitled to acquire and operate the same, provided that the conditions of this Article 8 be observed, and provided also that

(a) no condition or event shall exist as to NSPI or such successor or assign either at the time of or immediately after such reorganization, reconstruction, consolidation, amalgamation, merger or transfer and after giving full effect thereto or immediately after such successor or assign shall become liable to pay the principal monies, premium, if any, and interest and other monies payable hereunder, which constitutes or would constitute a default or an event of default hereunder, and

(b) every such successor or assign shall, as a part of such reorganization, reconstruction, consolidation, amalgamation, merger or transfer and in consideration thereof enter into and execute an Indenture or Indentures supplemental hereto in favour of the Trustee whereby such successor or assign covenants:

(i) to pay punctually when due the principal monies, premium, if any, interest and other monies payable hereunder;

(ii) to perform and observe punctually all the obligations of NSPI under these presents and under and in respect of all outstanding Notes; and

(iii) to observe and perform each and every covenant, stipulation, promise, undertaking, condition and agreement of NSPI herein contained as fully and completely as if it had itself executed this Indenture as Party of the First Part hereto and had expressly agreed herein to observe and perform the same.

Provided that every such reorganization, reconstruction, consolidation, amalgamation, merger or transfer shall be made on such terms and at such times and otherwise in such manner as shall be approved by NSPI and by the Trustee as not being prejudicial to the interests of the Noteholders and, upon such approval, the Trustee shall facilitate the same in all respects, and may give such consents and sign, execute or join in such documents and do such acts as in its discretion may be thought advisable in order that such reorganization, reconstruction, consolidation, amalgamation, merger or transfer may be carried out, and thereupon NSPI may be released and discharged from liability under this Trust Indenture and the Trustee may execute any document or documents which it may be advised is or are necessary or advisable for effecting or evidencing such release and discharge and the opinion of counsel as hereinafter mentioned shall be full warrant and authority to the Trustee for so doing. NSPI shall furnish to the Trustee an opinion of counsel as to the legality of any action proposed to be taken and as to the validity of any action taken pursuant to the provisions contained in this Section, and the Trustee shall incur no liability by reason of reliance thereon.

Section 8.2. Status of Successor Corporation. In case of any reorganization, reconstruction, consolidation, amalgamation or merger as aforesaid, the corporation formed by such consolidation or with which NSPI shall have been amalgamated or merged, upon executing an Indenture or Indentures as provided in Section 8.1 shall succeed to and be substituted for NSPI (which may then be wound up, if so desired by its shareholders), with the same effect as if it had been named herein as the Party of the First Part hereto, and shall possess and may exercise each and every right of NSPI hereunder.

ARTICLE 9

MEETINGS OF NOTEHOLDERS

Section 9.1 Right to Convene Meeting. The Trustee may at any time and from time to time shall, on receipt of a written request of NSPI or a Noteholders’ Request and upon being indemnified to its reasonable satisfaction by NSPI or by the Noteholders signing such Noteholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Noteholders. In the event of the Trustee failing within 30 days after receipt of such request and indemnity to give notice convening such meeting, NSPI or such Noteholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Halifax, Nova Scotia, or at such other place as may be approved or determined by the Trustee.

Section 9.2. Notice. At least 30 days’ notice of any meeting shall be given to the Noteholders in the manner provided in Article 12 and a copy thereof shall be sent by post to the Trustee unless the meeting has been called by it and to NSPI unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

Section 9.3 Chairman. Some person, who need not be a Noteholder, nominated in writing by the Trustee shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Noteholders present in person or by proxy shall choose some person present to be chairman.

Section 9.4. Quorum. Subject to the provisions of Section 9.13:

(a) at any meeting of the Noteholders a quorum shall consist of Noteholders present in person or by proxy and representing at least 20% in principal amount of the outstanding Notes;

(b) if a quorum of the Noteholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Noteholders or on a Noteholders’ Request, shall be dissolved, but if otherwise convened the meeting shall stand adjourned without notice to the same day in the next week (unless such day is a non-business day in which case it shall stand adjourned to the next following business day thereafter) at the same time and place, unless the chairman shall appoint some other place, day and time of which not less than seven days’ notice shall be given in the manner provided in Article 12; and

(c) at the adjourned meeting the Noteholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 20% in principal amount of the outstanding Notes.

Section 9.5 Power to Adjourn. The chairman of any meeting at which a quorum of the Noteholders is present may with the consent of the holders of a majority in principal amount of the Notes represented thereat adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 9.6. Show of Hands. Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on extraordinary resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

Section 9.7 Poll. On every extraordinary resolution, and on any other question submitted to a meeting when demanded by the chairman or by any Noteholder, holding not less than $10,000 in aggregate principal amount of Notes, after a vote by show of hands, a poll shall be taken in such manner as the chairman shall direct. Questions other than extraordinary resolutions shall, if a poll be taken, be decided by the votes of the holders of more than 50% in principal amount of the Notes represented at the meeting and voted on the poll.

Section 9.8. Voting. On a show of hands every person who is present and entitled to vote, whether as a Noteholder or as proxy for one or more absent Noteholders or both, shall have one vote. On a poll each Noteholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Notes of which he shall then be the holder. Each holder of any Notes payable in a currency other than Canadian dollars shall have one vote for every $1,000 principal amount of Notes computed after conversion of the principal amount thereof at the applicable spot buying rate of exchange for such currency as reported by the Bank of Canada at the close of business on the business day next preceding such meeting. Any fractional amounts resulting from such computation shall be rounded to the nearest $1,000. A proxy need not be a Noteholder. In the case of joint registered holders of a Note, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, they shall vote as one in respect of the Notes of which they are joint registered holders.

Section 9.9. Regulations. The Trustee or NSPI with the approval of the Trustee may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for and governing:

(a)	the issue of voting certificates;

(i) by any bank, trust company or other depository approved by the Trustee certifying that specified Notes have been deposited with it by a named holder and will remain on deposit until after the meeting; or

(ii) by any bank, trust company, insurance company, governmental department or agency or by any depository or securities clearing service, in each case approved by the Trustee certifying that it is the holder of specified Notes and will continue to hold the same until after the meeting;

which voting certificates shall entitle the holders named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof, in the same manner and with the same effect as though the holders so named in such voting certificates were the actual Noteholders;

(b) the deposit of voting certificates or instruments appointing proxies at such place as the Trustee, NSPI or the Noteholders convening the meeting, as the case may be, may in the notice convening the meeting direct; and

(c) the deposit of voting certificates or instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such voting certificates or instruments appointing proxies to be mailed or otherwise transmitted before the meeting to NSPI or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be persons who produce Notes at the meeting duly endorsed for transfer to such persons and Noteholders and persons whom Noteholders have by instrument in writing duly appointed as their proxies.

Section 9.10 NSPI and Trustee may be Represented. NSPI and the Trustee, by their respective officers and directors, legal advisers and auditors of NSPI and the Trustee may attend any meeting of the Noteholders, but shall have no vote as such.

Section 9.11. Powers Exercisable by Extraordinary Resolution. In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Noteholders shall have the following powers exercisable from time to time by extraordinary resolution:

(a) power to sanction any scheme for the reconstruction or reorganization of NSPI or for the consolidation, amalgamation or merger of NSPI with any other corporation, including any

Subsidiary, or for the selling or leasing of all the undertaking, property and assets of NSPI or a material part thereof, provided that no such sanction shall be necessary for a reconstruction, reorganization, consolidation, amalgamation or merger or transfer under the provisions of Article 8 hereof;

(b) power to require the Trustee to exercise or refrain from exercising any of the powers conferred upon it by this Indenture or to waive any default on the part of NSPI, either unconditionally or, upon such terms as may be decided upon;

(c) power to remove the Trustee from office and to appoint a new trustee or trustees;

(d) power to sanction any change whatsoever of any provision of the Notes or of this Indenture and any modification, alteration, abrogation, compromise or arrangement of or in respect of the rights of the Noteholders against NSPI or against its property, whether such rights shall arise under the provisions of this Indenture or otherwise;

(e) power to sanction the exchange of the Notes for or the conversion thereof into shares, bonds, Notes, or other securities of NSPI or of any company formed or to be formed;

(f) power to assent to any compromise or arrangement by NSPI with any creditor, creditors or class or classes of creditors or with the holders of any shares or securities of NSPI;

(g) power to authorize the Trustee, in the event of NSPI making an authorized assignment or proposal or a custodian or trustee being appointed under bankruptcy legislation or a liquidator being appointed, for and on behalf of the Noteholders, and in addition to any claim or debt proved or made for its own account as Trustee hereunder, to file and prove any claim or debt against NSPI and its property for an amount equivalent to the aggregate amount which may be payable in respect of the Notes, value security and vote such claim or debt at meetings of creditors and generally act for and on behalf of the Noteholders in such proceedings as such resolution may provide;

(h) power to restrain any holder of any Note outstanding hereunder from taking or instituting any suit, action or proceeding for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or trustee in bankruptcy or to have NSPI wound up or for any other remedy hereunder and to direct such holder of any Note to waive any default or defaults by NSPI on which any suit or proceeding is founded;

(i) power, subject to the provisions of Section 6.2 and Section 6.4 to direct any Noteholder or Noteholders bringing any suit, action or proceeding and the Trustee to waive the default in respect of which such action, suit or other proceeding shall have been brought;

(j) power to require the Trustee to make a declaration under the provisions of Section 6.2 hereof or to proceed to enforce any remedy available hereunder, but subject always to compliance with the provisions of Section 6.3 hereof;

(k) power to appoint and remove a committee to consult with the Trustee and to delegate to such committee (subject to limitations, if any, as may be prescribed in such extraordinary resolution) the power to give to the Trustee any or all of the directions or authorizations which the Noteholders could give by extraordinary resolution under the foregoing paragraphs (a), (b), (c), (d), (f), (h) and (k). The extraordinary resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee; such committee shall consist of such number of persons as shall be prescribed in the extraordinary resolution appointing it, and the members need not be themselves Noteholders: subject to the extraordinary resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum; all acts of any such committee within the authority delegated to it shall be binding upon all Noteholders; neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(1) power to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Noteholders; and

(m) power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture which shall be agreed to by NSPI and to authorize the Trustee to concur in and execute any Indenture supplemental to this Trust Indenture embodying any such modification, change, addition or omission or any deeds, documents or writings authorized by such resolution.

Section 9.12. Powers Cumulative. It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Trust Indenture stated to be exercisable by the Noteholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Noteholders to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

Section 9.13. Meaning of “Extraordinary Resolution”.

(1) The expression “extraordinary resolution” when used in this Trust Indenture means, subject as hereinafter in this Section and in Sections 9.15 and 9.17 provided, a resolution proposed to be passed as an extraordinary resolution at a meeting of Noteholders duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of more than 50% in principal amount of the Notes then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of Notes represented at the meeting and voted on a poll upon such resolution.

(2) If at any such meeting the holders of more than 50% in principal amount of the Notes outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Noteholders or on a Noteholders’ Request, shall be dissolved; but if otherwise convened the meeting shall stand adjourned to such day, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Article 12. Such notice shall state that at the adjourned meeting the Noteholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Noteholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection (1) of this Section shall be an extraordinary resolution within the meaning of this Indenture, notwithstanding that the holders of more than 50% in principal amount of the Notes then outstanding are not present in person or by proxy at such adjourned meeting.

(3) Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

Section 9.14. Minutes. Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of NSPI, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Noteholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had, to have been duly passed and had.

Section 9.15. Instruments in Writing. All actions that may be taken and all powers that may be exercised by the Noteholders at a meeting held as herein before in this Article provided may also be taken and exercised by the holders of not less than 66 2/3% in principal amount of all the outstanding Notes by an instrument in writing signed in one or more counterparts and the expression “extraordinary resolution” when used in this Trust Indenture shall include an instrument so signed. Proof of the execution of an instrument in writing by any Noteholder may be made by the certificate of any notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any manner which the Trustee may consider adequate. Any instrument in writing signed as herein provided shall bind all future holders of the same Note or any Note or Notes issued in exchange therefor in respect of anything done or suffered by NSPI or the Trustee in pursuance thereof.

Section 9.16. Binding Effect of Resolutions. Subject to the provisions of Section 9.17, every resolution and every extraordinary resolution passed in accordance with the provisions of this Article at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by Noteholders in accordance with Section 9.15 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, extraordinary resolution and instrument in writing.

Section 9.17. Serial Meetings.

(1) If any business to be transacted at a meeting of Noteholders, or any action to be taken or power to be exercised by instrument in writing under Section 9.15, especially affects the rights of the holders of Notes of one or more series or maturities in a manner or to an extent substantially differing from that in or to which it affects the rights of the holders of Notes of any other series or maturity (as to which an opinion of counsel shall be binding on all Noteholders, the Trustee and NSPI for all purposes hereof) then:

(a) reference to such fact, indicating each series or maturity so especially affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a “serial meeting”; and

(b) the holders of Notes of a series or maturity so especially affected shall not be bound by any action taken at a serial meeting or by instrument in writing under Section 9.15 unless in addition to compliance with the other provisions of this Article:

(i) at such serial meeting:

(A) there are present in person or by proxy holders of at least 20% (or for the purpose of passing an extraordinary resolution more than 50%) in principal amount of the outstanding Notes of such series or maturity, subject to the provisions of this article as to adjourned meetings; and

(B) the resolution is passed by the favourable votes of the holders of more than 50% (or in the case of an extraordinary resolution not less than 66 2/3%) in principal amount of Notes of such series or maturity voted on the resolution; or

(ii) in the case of action taken or power exercised by instrument in writing under Section 9.15, such instrument is signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the outstanding Notes of such series or maturity.

(2) If in the opinion of counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 9.15, does not adversely affect the rights of the holders of Notes of one or more particular series or maturities, the provisions of this Article 9 shall apply as if the Notes of such series or maturity were not outstanding and no notice of any such meeting need be given to the holders of Notes of such series or maturity. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which by its terms is effective only so long as Notes of a particular series or maturity are outstanding shall be deemed not to adversely affect the rights of the holders of Notes of any other series or maturity.

(3) A proposal (i) to extend the maturity of Notes of any particular series or maturity or reduce the principal amount thereof or the rate of interest or redemption premium thereon, (ii) to modify or terminate any covenant or agreement which by its terms is effective only so long as Notes of a particular series are outstanding, or (iii) to reduce with respect to holders of Notes of any particular series any percentage stated in the definition of Noteholders’ Request set out in Section 1.1 or in Sections 9.4, 9.7, 9.13 or 9.15 or in this Section, 9.17, shall be deemed to especially affect the rights of the holders of Notes of such series or maturity, as the case may be, in a manner substantially differing from that in which it affects the rights of holders of Notes of any other series or maturity, whether or not a similar extension, reduction, modification or termination is proposed with respect to Notes of any or all other series and maturities.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.1. Execution of Supplemental Indentures. From time to time NSPI (when authorized by a resolution of its directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, Indentures or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a) creating any Notes and establishing the terms of any Notes and the forms and denominations in which they may be issued as provided in Article 2;

(b) adding to the covenants of NSPI herein contained for the protection of the holders of the Notes, or of the Notes of any series and providing for events of default in addition to those specified in Article 6;

(c) evidencing the succession of successor companies to NSPI and the covenants of and obligations assumed by such successor companies in accordance with the provisions of Article 8;

(d) giving effect to any extraordinary resolution passed as provided in Article 9;

(e) adding to or altering the provisions hereof in respect of the registration and transfer of Notes, making provision for the issue of Notes in forms or denominations other than those herein provided for and for the exchange of Notes of different forms and denominations, and making any modifications in the forms of the Notes which in the opinion of the Trustee do not affect the substance thereof;

(f) making any additions to, deletions from or alterations of the provisions of this Indenture which NSPI may deem necessary or advisable in order to facilitate the sale of the Notes and which, in the opinion of the Trustee, do not adversely affect in any substantial respect the interests of the holders of the Notes, or any series or maturity thereof then outstanding, including without limiting the generality of the foregoing such additions, deletions and alterations, including provision for the appointment of an additional trustee or a co- trustee in any jurisdiction, as would be required to comply with the provisions relating to trust indentures contained in any corporations act, securities act, trust indenture act or similar legislation in any jurisdiction in which NSPI may desire to sell the Notes;

(g) making any additions to, deletions from or alterations of the provisions of this Indenture, and in particular Section 5.8, Section 6.1 and Article 11 hereof, which in the opinion of counsel may from time to time be necessary or advisable to conform the same to applicable legislation as that term is defined in subsection (1) of Section 11.1;

(h) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Notes or any series thereof on any stock exchange or providing additional means of transferring Notes or to facilitate the sale of any Notes, provided that such provisions are not, in the opinion of the Trustee, prejudicial to the interests of the Noteholders; and

(i) for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that in the opinion of the Trustee the rights of the Trustee and of the Noteholders are in no way prejudiced thereby.

Section 10.2. Correction of Errors. NSPI and the Trustee may, without the consent or concurrence of the

Noteholders, by supplemental Indenture or otherwise, make any changes or corrections in this Indenture which the Trustee shall have been advised by counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omission or mistake or manifest error contained herein, or in any deed or Indenture supplemental or ancillary hereto, provided that in the opinion of the Trustee the rights of the Trustee and of the Noteholders are in no way prejudiced thereby.

ARTICLE 11

CONCERNING THE TRUSTEE

Section 11.1. Trust Indenture Legislation.

(1) In this Article the term “applicable legislation” means the provisions, if any, of any statute of Canada or a province thereof, and of regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture.

(2) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of applicable legislation, such mandatory requirement shall prevail.

(3) NSPI and the Trustee agree that each will at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of applicable legislation.

Section 11.2. Rights and Duties of Trustee.

(1) In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(2) Subject only to subsection (1) of this Section 11.2, the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Noteholders hereunder shall be conditional upon the Noteholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

(3) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Noteholders at whose instance it is acting to deposit with the Trustee the Notes held by them, for which Notes the Trustee shall issue receipts.

(4) Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it, is subject to the provisions of applicable legislation and of this Section 11.2 and of Section 11.3.

Section 11.3 Evidence, Experts and Advisers.

(1) In addition to the reports, certificates, opinions and other evidence required by this Indenture, NSPI shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by applicable legislation or as the Trustee may reasonably require by written notice to NSPI.

(2) In the exercise of its rights, duties and obligations, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed herein, upon statutory declarations, opinions, reports, certificates or other evidence referred to in subsection (1) of this Section 11.3 provided that such evidence complies with applicable legislation and that the Trustee examines the same in order to determine whether such evidence indicates compliance with the applicable requirements of this Indenture.

(3) Whenever applicable legislation requires that evidence referred to in subsection (1) of this Section 11.3 be in the form of a statutory declaration, the Trustee may accept such statutory declaration in lieu of a certificate of NSPI required by any provision hereof. Any such statutory declaration may be made by one or more of the chairman, the president, a vice-president, the secretary, the treasurer, the assistant secretary, or a director of NSPI.

(4) Proof of the execution of an instrument in writing, including a Noteholders’ Request, by any Noteholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate. If indenture legislation so permits or requires, any certificate required by this Indenture may be expressed as the opinion of the signer or signers of such certificate.

(5) The Trustee may employ or retain such counsel, accountants or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and shall not be responsible for any misconduct on the part of any of them.

Section 11.4. Documents, Monies, Etc., Held by Trustee. Any securities or other instruments that may at any time be held by the Trustee subject to the terms hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or deposited for safekeeping with any such bank. Pending the application or withdrawal of any monies so held under any provision of this Indenture, the Trustee, unless it is herein otherwise expressly provided, may deposit the same in the name of the Trustee in any Canadian chartered bank at the rate of interest (if any) then current on similar deposits or, if so directed by written order of NSPI, shall:

(i) deposit such monies in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof;

(ii) invest such monies in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of investment, of any Canadian chartered bank or loan or trust company; or

(iii) invest such monies in securities of, or deposit such monies with corporations as designated by

NSPI, subject to any statutory obligation of the Trustee.

Unless an event of default shall have occurred and be continuing, all interest or other income received by the Trustee in respect of such deposits and investments shall belong to NSPI.

Section 11.5. Notices of Events of Default. The Trustee may in its discretion give notice to the Noteholders of all events of default which have occurred hereunder and are known to the Trustee, but the Trustee shall be under no obligation to do so.

Section 11.6. Action by Trustee to Protect Interests. The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Noteholders.

Section 11.7. Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

Section 11.8. Protection of Trustee. By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(a) the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Notes (except in the certificate of the Trustee thereon) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by NSPI;

(b) nothing herein contained shall impose any obligation on the Trustee to see to or require evidence of the deposit, registration or recording (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c) the Trustee shall not be bound to give notice to any person or persons of the execution hereof;

(d) the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of NSPI of any of the covenants herein contained or of any acts of the agents or servants of NSPI; and

(e) the Trustee, in its personal or any other capacity, may buy, lend upon and deal in shares in the capital of NSPI and in the Notes and generally may contract and enter into financial transactions with NSPI or any Affiliate without being liable to account for any profit made thereby.

Section 11.9. Replacement of Trustee.

(1) The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to NSPI three months’ notice in writing or such shorter notice as NSPI may accept as sufficient. The Noteholders by extraordinary resolution shall have power at any time to remove the Trustee and to appoint a new trustee. NSPI may remove the Trustee on three months’ notice in writing to the Trustee or on such shorter notice as the Trustee may accept as sufficient. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, NSPI shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Noteholders; failing such appointment by NSPI the retiring Trustee or any Noteholder may apply to the Supreme Court of Nova Scotia on such notice as such court may direct, for the appointment of a new trustee; but any new trustee so appointed by NSPI or by the court shall be subject to removal as aforesaid by the Noteholders. Any new trustee appointed under any provision of this Section shall be a corporation authorized to carry on the business of a trust company in the Province of Nova Scotia. On any new appointment the new trustee shall be vested with the same property powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of NSPI, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new trustee.

(2) Any company into which the Trustee may be merged or with which it may be consolidated or amalgamated, or any company resulting from any merger, consolidation or amalgamation to which the

Trustee shall be a party, shall be the successor of the Trustee under this Indenture without the execution of any instrument or further act.

(3) Notwithstanding the foregoing, if at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder the Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign its trust in the manner and with the effect specified in subsection (1).

Section 11.10. Conflict of Interest. The Trustee represents that at the time of the execution and delivery hereof no material conflict of interest exists in the Trustee’s role as a fiduciary hereunder.

Section 11.11. Acceptance of Trust. The Party of the Second Part hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

ARTICLE 12

NOTICES

Section 12.1. Notice to NSPI. Any notice to NSPI under the provisions of this Indenture shall be valid and effective if:

(a) delivered to NSPI at Scotia Square, 1894 Barrington Street, P.O. Box 910, Halifax, Nova Scotia, B3J 2W5, Attention: Secretary with a copy to the Treasurer of NSPI at the foregoing address and shall be deemed to have been effectively given on the date of delivery to NSPI; or

(b) given by pre-paid telex, telecopy or facsimile or other means of tested, recorded electronic communication addressed to NSPI at the foregoing address, Attention: Corporate Secretary, with a copy to the Treasurer of NSPI and shall be deemed to have been given twenty-four (24) hours (excluding non-business days) after transmission of the same to NSPI.

NSPI may from time to time notify the Trustee of a change in address which thereafter, until changed by like notice, shall be the address of NSPI for all purposes of this Indenture.

Section 12.2. Notice to Noteholders. Unless herein otherwise expressly provided, any notice to be given hereunder to the Noteholders shall be deemed to be validly given to the Noteholders if such notice is:

(i) addressed to the Holders and delivered to their addresses appearing on the register maintained under Article 2, and if in the case of joint Noteholders more than one address appears in the register in respect of such joint holding, such notice shall be delivered to the first address so appearing and shall be deemed to have been effectively given on the date of delivery to such Noteholders; or

(ii) sent by unregistered surface or air mail, postage prepaid, addressed to such Holders at their respective addresses appearing on any of the registers maintained under Article 2, and if in the case of joint Holders of a Note more than one address appears in the register in respect of such joint holding, such notice shall be addressed only to the first address so appearing and shall be deemed to have been given three (3) days after the date of mailing thereof.

The Depository or the Nominee, as the case may be, shall be deemed to be the Holder of any Global Note and notice to the Depository or the Nominee, as applicable, shall be sufficient in respect to any Global Note; provided however that the provisions of this Section 12.2 are complied with.

Accidental error or omission in giving notice or accidental failure to mail notice to any Noteholders shall not invalidate any action or proceeding founded thereon. All notices given to Noteholders (other than for meetings called by Noteholders entitled to do so) shall be in a form approved by or on behalf of the Trustee, such approval not to be unreasonably withheld.

In determining under any provision hereof the date when notice of redemption or other event must be given, the date of giving the notice shall be included and the date of the redemption or other event shall be excluded.

Section 12.3. Notice to Trustee

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if:

(a) delivered to the Trustee at Montreal Trust Company of Canada, at Halifax, Nova Scotia, Attention: Manager, Corporate Services, and shall be deemed to have been effectively given on the date of delivery; or

(b) given by prepaid telex, telecopy or facsimile or other means of tested, recorded electronic communication addressed to the Trustee at Montreal Trust Company of Canada, at the foregoing address, and shall be deemed to have been given twenty-four (24) hours (excluding non-business days) after transmission of the same.

The Trustee may from time to time notify NSPI of a change in address which thereafter, until changed by like notice, shall be the address of the Trustee for all purposes of this Indenture.

Section 12.4. Mail Service Interruption. If by reason of strike, lockout or other work stoppage, actual or threatened, of postal employees, any notice to be given to the Trustee or a Noteholder would reasonably be unlikely to reach its destination, such notice shall be valid and effective if delivered to the Person to whom it is addressed at the appropriate address in accordance with Section 12.2, by cable, telegram, telex, facsimile or other means of prepaid transmitted or recorded communication or if such notice is published once in such publication or publications and in such place or places as the Trustee may approve (such notice being deemed to be given when published once in each of the cities in which the Trustee requires publication), provided the provisions of this Section 12.4 shall be in addition to the requirements of any applicable legislation governing the giving of notice during mail service interruption.

ARTICLE 13

EXECUTION

Section 13.1. Counterparts and Formal Date. This Indenture may be executed in several counterparts, each of which, when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of October 8, 1993.

IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

NOVA SCOTIA POWER INC.

Vice-President and Chief Financial Officer

Secretary

MONTREAL TRUST COMPANY OF CANADA

Manager, Corporate Service

Supervisor, Corporate Service

THIS FIRST SUPPLEMENTAL INDENTURE made as of July 14,1999

BETWEEN:

NOVA SCOTIA POWER INCORPORATED, incorporated under the laws of Nova Scotia and having its head office at Halifax, Province of Nova Scotia

(hereinafter called “NSPI”) OF THE FIRST PART

-and- MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, having an office at Halifax, Province of Nova Scotia

(hereinafter called the “Trustee”) OF THE SECOND PART

WHEREAS:

1. By a Trust Indenture (hereinafter referred to as the “Principal Indenture”) made as of October 8, 1993 between NSPI and the Trustee, provision was made for the issue in Series of Medium Term Notes (“Notes”);

2. The Board of Directors of NSPI has authorized the amendment of the Principal Indenture, such amendments to apply only to future issuances of Notes under the Indenture by NSPI and NSPI has requested the Trustee to execute this First Supplemental Indenture for such purpose;

3. All things necessary have been done and performed to authorize the execution of this First Supplemental Indenture and to make the same effective and binding upon NSPI and to make additional Series of Notes, when certified by the Trustee and issued as provided in he Principal Indenture valid, binding and legal obligations of NSPI with the benefit of and subject to the terms of the Principal Indenture as supplemented by this First Supplemental Indenture;

4. The foregoing recitals and any statements of fact in this First Supplemental Indenture relating to NSPI are, and shall be deemed to be made by NSPI and not by the Trustee;

5. The Trustee has full authority and power to execute this First Supplemental Indenture and to accept and execute the trusts herein imposed upon it:

NOW THEREFORE THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH and it is hereby agreed and declared as follows:

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1.	INTERPRETATION

1.1.	To Be Read With Principal Indenture

This First Supplemental Indenture is supplemental to the Principal Indenture and this First Supplemental Indenture shall hereinafter be read together with the Principal Indenture and shall have effect as if all the provisions thereof and hereof were contained in one instrument.

1.2.	Definitions

The following definitions shall be applicable in this First Supplemental Indenture, unless there is something in the subject matter or context inconsistent therewith:

(a) “Article” means and refers to the specified Article of the Principal Indenture unless otherwise expressly stated;

(b) “Prinicipal Indenture” has the meaning specified in the first Recital to this First Supplemental Indenture;

(c) other expressions defined in the Principal Indenture shall have the same meanings when used in this First Supplemental Indenture.

2.	REDEMPTION PROVISIONS

2.1.	Terms of Redemption

On and after the effective date of this First Supplemental Indenture, Article 4.2 of the Principal Indenture shall be amended, for purposes of all Notes authorized and issued by NSPI following the effective date of this First Supplemental Indenture, to read as follows:

“Where the Board Resolution, Officer’s Certificate or Supplemental Indenture authorizing a series of Notes provides for redemption of such Notes, the Notes shall be redeemable by NSPI, in accordance with the provisions of Sections 4.3 to 4.7 at its option, in whole at any time or in part from time to time at the redemption price specified in the Notes or in the applicable Board Resolution, Officer’s Certificate or Supplemental Indenture authorizing the series of Notes, together with interest on the principal amount of Notes so redeemed, accrued and unpaid to the date fixed for redemption (the whole constituting the “redemption price”). The redemption price of Notes so redeemed shall be payable upon presentation and surrender thereof at any of the places where the principal of the Notes is expressed to be payable and at such other places, if any, as may be specified in the notice of redemption.”

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3.	MISCELLANEOUS PROVISIONS

3.1.	Acceptance of Trust

The Trustee hereby confirms its acceptance of the trusts in the Principal Indenture as amended and supplemented by this First Supplemental Indenture.

3.2.	Counterparts and Formal Date

This First Supplemental Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall be deemed to bear date as of the 14th day of July, 1999.

[Remainder of Page Intentionally Blank - Next Page is Signature Page]

SIGNED, SEALED AND DELIVERED in the presence of	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )
NOVA SCOTIA POWER INCORPORATED
		Per:	J.A. Forbes, Vice-President & CFO

		Per:	R.J. Smith, Secretary & General Counsel
Witness

MONTREAL TRUST COMPANY OF CANADA
Per:

Witness
Per:

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THIS SECOND SUPPLEMENTAL TRUST INDENTURE made as of the 10th day of June, 2002

BETWEEN:	NOVA SCOTIA POWER INC.,
a company incorporated under the laws of Nova Scotia

(hereinafter referred to as the “Company”)

PARTY OF THE FIRST PART

AND:	MONTREAL TRUST COMPANY OF CANADA,
a trust company existing under the laws of Canada

(hereinafter referred to as “Montreal Trust”)

PARTY OF THE SECOND PART

AND:	COMPUTERSHARE TRUST COMPANY OF CANADA,
a trust company existing under the laws of Canada

(hereinafter referred to as “Computershare”)

PARTY OF THE THIRD PART

WHEREAS by trust indenture made as of October 8, 1993, between the Company and Montreal Trust, as trustee, (which trust indenture and any and all indentures heretofore supplemental thereto are herein collectively referred to as the “Trust Indenture”), provision was made for the issue by the Company of Medium Term Notes, subject to the terms and conditions contained in the Trust Indenture;

AND WHEREAS Computershare and Montreal Trust represent that Computershare acquired the stock transfer and corporate trust businesses of Montreal Trust pursuant to an Asset Purchase Agreement dated as of June 30, 2000, and pursuant thereto Montreal Trust has agreed to transfer to Computershare the appointment as trustee under the Trust Indenture, subject to the agreement of the Company;

AND WHEREAS to give effect to the foregoing, Montreal Trust desires, in accordance with the terms of the Trust Indenture, to resign as trustee thereunder and to be discharged from the trusts thereof, and to transfer to Computershare all of its rights, powers and trusts under the Trust Indenture;

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AND WHEREAS the Company is prepared to accept such resignation and to appoint Computershare as the successor trustee, and Computershare is prepared to accept such appointment;

AND WHEREAS the parties wish to execute this Supplemental Trust Indenture for the purpose of providing for the resignation of Montreal Trust as trustee and for its replacement by Computershare, such resignation and replacement to take effect as of April 1, 2002 (hereinafter. the “Transfer Date”);

NOW, THEREFORE, THIS SUPPLEMENTAL TRUST INDENTURE WITNESSES that in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties covenant and agree as follows:

1. Montreal Trust hereby resigns as trustee under, and is hereby discharged from the trusts of, the Trust Indenture, effective as of the Transfer Date. The Company hereby accepts such resignation, waiving any required period of notice that may be set forth in the Trust Indenture.

2. The Company and Montreal Trust hereby jointly appoint Computershare as successor trustee under the Trust Indenture in the place and stead of Montreal Trust and with like effect as if originally named as trustee under the Trust Indenture, effective as of the Transfer Date, and Computershare hereby accepts such appointment. The parties hereby agree that Montreal Trust shall not be responsible for any liabilities that may arise pursuant to Computershare’s administration of the trusteeship after the Transfer Date. For greater certainty, however, nothing in this Supplemental Trust Indenture shall in any way release Montreal Trust from or affect its liabilities, duties or obligations under the Trust Indenture arising prior to the Transfer Date.

3. Montreal Trust hereby transfers and assigns to Computershare, upon the trusts expressed in the Trust Indenture, all the rights, powers and trusts of Montreal Trust under the Trust Indenture, effective as of the Transfer Date.

4. Computershare hereby represents that it meets all of the qualifications required for a new trustee under the Trust Indenture.

5. Montreal Trust agrees to transfer and deliver to Computershare, and Computershare agrees to accept, any and all records, documents, monies and other property that may be held by Montreal Trust in connection with the Trust Indenture. Such transfers, deliveries and acceptances shall be made as soon as practicable upon, after, or in anticipation of, the Transfer Date as may be agreed between such parties.

6. Notwithstanding any of the foregoing, the resignation, discharge, appointment, transfers, assignments and other agreements provided for herein will not be effective unless this Supplemental Trust Indenture has been executed by all of the parties hereto, whether upon 1 be original instrument, by facsimile or in counterparts, or any combination thereof, and unless all preconditions to such resignation, discharge, appointment, transfers, assignments and other agreements as may be set forth in the Trust Indenture have been fulfilled.

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7. Any provision in the Trust Indenture specifying the address of the trustee is hereby amended to record the trustee’s address as:

Computershare Trust Company of Canada

1465 Brenton Street, Suite 501

P.O. Box 36012

Halifax NS B3J 3S9

Attention: Branch Manager

8. Each party hereto agrees to execute and deliver all such documents and instruments and do such other acts as may be necessary or advisable to give effect to the terms hereof.

9. This Supplemental Trust Indenture is supplemental to the Trust Indenture and shall be read in conjunction therewith. Except only insofar as the same may be inconsistent with the express provisions of this Supplemental Trust Indenture, all the provisions of the Trust Indenture shall apply to and shall have effect in the same manner as if they and the provisions of this Supplemental Trust Indenture were contained in one instrument. The form of any Medium Term Notes to be certified by the trustee from and after the Transfer Date shall be amended, stamped or legended to identify Computershare as the successor trustee but the validity of any Medium Term Notes certified prior to the Transfer Date shall not be affected by the appointment of Computershare as successor trustee.

10. Computershare as successor trustee hereby accepts the trusts in the Trust Indenture declared and provided and agrees to perform the same upon the terms and conditions herein and in the Trust Indenture set forth.

11. This Supplemental Trust Indenture shall enure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

4

IN WITNESS WHEREOF this Supplemental Trust Indenture has been duly executed by the parties hereto as of the date first above written.

NOVA SCOTIA POWER INC.

Per:
Per:

MONTREAL TRUST COMPANY OF CANADA

Per:
Per:

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:
Per: